Exhibit 10.1

SIXTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT

This SIXTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT (this “Amendment”) is entered into as of August 8, 2025, by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), the other Loan Parties party hereto, CITIZENS BANK, N.A., in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of December 22, 2020 (as in effect on the date hereof immediately before giving effect to this Amendment, the “Existing Credit Agreement”, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have notified the Administrative Agent that certain Events of Default have occurred under the Existing Credit Agreement as a result of (a) the Borrower’s failure to comply with the milestones contained in clauses (d), (e) and (f) of Section 6.15 of the Existing Credit Agreement and (b) the Borrower’s failure to comply with the financial covenants set forth in clauses (a) and (b) of Section 7.12 of the Existing Credit Agreement for the fiscal quarter ended June 30, 2025 (collectively, the “Specified Events of Default”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders agree to waive the Specified Events of Default and make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Lenders have agreed to such waiver and amendments, subject to the terms and conditions hereof; and

WHEREAS, each Loan Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Existing Credit Agreement and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and other valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings assigned to them in the Credit Agreement.

Section 2. Waiver. The Loan Parties acknowledge and agree that the Specified Events of Default have occurred and constitute Events of Default under the Existing Credit Agreement. Subject to, and in accordance with, the terms and conditions set forth herein, including the satisfaction of all conditions precedent set forth in Section 4 below, the Lenders party hereto hereby waive the Specified Events of Default.

Section 3. Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of the Sixth Amendment Effective Date (as defined below):

(a)                The following definition in Section 1.1 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

“Applicable Margin” means, with respect to the Term Loans, Revolving Loans, the Swingline Loans, L/C Participation Fees and Commitment Fees: in the case of (i) ABR Borrowings and Swingline Loans, 6.50% per annum, (ii) SOFR Borrowings and the L/C Participation Fees, 7.00% per annum, and (iii) Commitment Fees, 0.50% per annum.

(b)                Article 2 of the Credit Agreement is hereby amended by adding the following as a new Section 2.7(b)(i)(E):

(E)       In the event that any Loan Party receives net cash proceeds in respect of any Refinancing or sale of the Equity Interests, or all or substantially all of the assets, of the Borrower, then, substantially simultaneously with (and in any event on the same Business Day as) the receipt of such net cash proceeds, the Borrower shall repay all Secured Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations in each case not yet due and payable) in full in cash and cause all outstanding Letters of Credit to be Backstopped, and all Commitments shall automatically terminate.

(c)                The proviso at the end of Section 7.12(a) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

provided that the Financial Covenant set forth in this Section 7.12(a) shall not be tested for the fiscal quarters ended March 31, 2025 and September 30, 2025 (it being understood and agreed that such Financial Covenant (and the related Consolidated Net Leverage Ratio set forth above) shall continue to apply for purposes of determining compliance with any test contained in this Credit Agreement requiring compliance (or pro forma compliance) with such Financial Covenant, this Section 7.12(a) or any particular Consolidated Net Leverage Ratio set with reference to the level set forth in this Section 7.12(a) on a Pro Forma Basis or giving Pro Forma Effect to any transaction(s)).

(d)                The proviso at the end of Section 7.12(b) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

provided that the Financial Covenant set forth in this Section 7.12(b) shall not be tested for the fiscal quarters ended March 31, 2025 and September 30, 2025 (it being understood and agreed that such Financial Covenant (and the related Consolidated Fixed Charge Coverage Ratio set forth above) shall continue to apply for purposes of determining compliance with any test contained in this Credit Agreement requiring compliance (or pro forma compliance) with such Financial Covenant, this Section 7.12(b) or any particular Consolidated Fixed Charge Coverage Ratio set with reference to the level set forth in this Section 7.12(b) on a Pro Forma Basis or giving Pro Forma Effect to any transaction(s)).

(e)                Section 7.12(c) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(c)       Liquidity. The Borrower will not permit the Liquidity, as of the date that any 13-week cash flow forecast is required to be delivered pursuant to Section 6.1(f), to be less than $3,000,000.

Section 4. Conditions to Effectiveness. This Amendment shall be effective as of the date of the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent (such date, the “Sixth Amendment Effective Date”):

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(a)                This Amendment and all other Loan Documents to be executed in connection herewith shall have been duly executed and delivered by the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders; and

(b)                The Borrower shall have paid to the Administrative Agent (i) for the account of each Lender party hereto, 25% of the Sixth Amendment Fee (as defined below) and (ii) all other costs, fees, and expenses owed by the Borrower to the Administrative Agent and the Lenders, including, without limitation, all reimbursable Attorney’s Costs as provided in Section 10.3 of the Credit Agreement.

Section 5. Sixth Amendment Fee. The Borrower hereby agrees to pay to the Administrative Agent, for the account of each Lender party hereto, an amendment fee equal to 1.00% of the sum of such Lender’s Revolving Commitment and such Lender’s pro rata portion of the outstanding principal amount of the Term Loan as of the date hereof (the “Sixth Amendment Fee”), which Sixth Amendment Fee shall be (a) deemed fully earned upon satisfaction of the conditions to effectiveness set forth in clauses (a) and (b)(ii) of Section 4 above, (b) nonrefundable and (c) due and payable in two installments as follows: 25% of the Sixth Amendment Fee shall be due and payable on the date hereof and 75% of the Sixth Amendment Fee shall be due and payable on the earlier of (w) the date that any Refinancing or sale of the Equity Interests, or all or substantially all of the assets, of the Borrower is consummated, (x) the Termination Date, (y) the Maturity Date and (z) the first date following the Sixth Amendment Effective Date that any Event of Default shall occur; provided that the Lenders hereby agree to waive 10% of the second installment of the Sixth Amendment Fee in the event that no Event of Default shall occur after the Sixth Amendment Effective Date and the Termination Date shall occur on or prior to December 5, 2025.

Section 6. Representations and Warranties. Each Loan Party represents and warrants to the Lenders as follows:

(a)                Each Loan Party has all requisite power and authority to execute, deliver and perform this Amendment and all documents and instruments delivered in connection herewith, each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith, and this Amendment and all documents and instruments delivered in connection herewith have been duly executed and delivered on behalf of each Loan Party.

(b)                Each of this Amendment and each other Loan Document to be executed in connection herewith constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                Each of the representations and warranties by the Loan Parties in the Loan Documents to which they are party is true and correct in all material respects (or, if qualified as to materiality or as to a Material Adverse Effect, in all respects) as of the date hereof (or, to the extent any such representation or warranty refers specifically to an earlier date, as of such earlier date) and before and after giving effect to this Amendment.

(d)                No Default exists (after giving effect to this Amendment and the other Loan Documents executed in connection herewith) or will result from the execution of this Amendment and the other Loan Documents executed in connection herewith.

Section 7. Effect of this Amendment.

(a)                Except as specifically amended by this Amendment and the other Loan Documents executed in connection herewith, all terms, conditions, covenants, representations and warranties contained in the Existing Credit Agreement and the other Loan Documents, all rights of the Administrative Agent and the Lenders and all of the Secured Obligations shall remain in full force and effect. The Loan Parties hereby confirm that the Loan Documents previously executed by the Loan Parties are in full force and effect and that the Loan Parties have no right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Secured Obligations or any such Loan Document.

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(b)                The execution, delivery and effectiveness of this Amendment and the other Loan Documents executed in connection herewith shall not directly or indirectly constitute (i) a novation of any of the Secured Obligations under the Existing Credit Agreement, the Credit Agreement or the other Loan Documents or (ii) constitute a course of dealing or, except as expressly amended by this Amendment and the other Loan Documents executed in connection herewith, other basis for altering any Secured Obligations or any other contract or instrument (including, without limitation, the Existing Credit Agreement, the Credit Agreement and the other Loan Documents).

(c)                From and after the date hereof, (i) the term “Credit Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended by this Amendment and the other Loan Documents executed in connection herewith, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and the other Loan Documents executed in connection herewith. This Amendment is a Loan Document.

Section 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary.

Section 9. Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Loan Party (a) acknowledges and agrees, as of the effectiveness of this Amendment, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment and the other Loan Documents executed in connection herewith.

Section 10. No Actions, Claims, Etc.. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, any Lender, any participant, or any of their respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

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Section 11. Release of Claims. In consideration of the Lenders’ and the Administrative Agent’s agreements contained in this Amendment and the other Loan Documents executed in connection herewith, each Loan Party hereby irrevocably releases and forever discharges the Lenders and the Administrative Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which such Loan Party ever had or now has against the Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person on or prior to the date hereof.

Section 12. Governing Law; Jurisdiction; Service of Process.

(a)                This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document executed in connection herewith, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document executed in connection herewith shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Loan Document executed in connection herewith in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in the Credit Agreement. Nothing in this Amendment or any other Loan Document executed in connection herewith will affect the right of any party to this Amendment or any other such Loan Document to serve process in any other manner permitted by law.

Section 13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO AND THERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 14. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower: HARVARD BIOSCIENCE, INC.
By:	/s/ MARK FROST
	Name:	Mark Frost
	Title:	Interim Chief Financial Officer
Subsidiary Guarantors: WARNER INSTRUMENTS LLC
By:	/s/ MARK FROST
	Name:	Mark Frost
	Title:	Interim Chief Financial Officer

[Signature Page to Sixth Amendment]

CITIZENS BANK, N.A., as the Administrative Agent

By:	/s/ BESI TSAKIRIS
Name:	Besi Tsakiris
Title:	Vice President

[Signature Page to Sixth Amendment]

Consented and agreed to:

CITIZENS BANK, N.A., as a Lender

By:	/s/ BESI TSAKIRIS
Name:	Besi Tsakiris
Title:	Vice President

[Signature Page to Sixth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ DANIEL FORESTI
Name:	Daniel Foresti
Title:	Assistant Vice President

[Signature Page to Sixth Amendment]

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ BRYCE GERBER
Name:	Bryce Gerber
Title:	Managing Director

[Signature Page to Sixth Amendment]